                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY


                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


     SECURITIES PURCHASE AGREEMENT, dated as of April 4, 2000, between Convergent Communications, Inc., a Colorado corporation (the "Company"), and each of the entities named on Exhibit A hereto (each, a "Purchaser").
                              ---------

     In consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following meanings:

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
      -------------------
under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, Judgments, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses (other than investment losses), expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
Section 1504(a).

     "Agreement" means this Securities Purchase Agreement, including all
      ---------
exhibits and schedules hereto, between the Parties, as the same may be amended from time to time in accordance with the provisions hereof.

     "Assets" means all properties and assets, real and personal, tangible and
      ------
intangible, of every type and description, whether owned or leased or otherwise possessed, used, held for use or usable in the Company's or any of its Subsidiaries' businesses, including the Licenses, the Intangible Property and the Company Contracts.

     "Balance Sheet" means the audited consolidated balance sheet of the Company
      -------------
and its Subsidiaries as of December 31, 1999 included in the Financial
Statements.

     "Basis" means, with respect to any specified consequence, any past or
      -----
present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that reasonably could form the basis for such consequence.

     "Business Day" has the meaning set forth in the Series B Articles of
      ------------
Amendment in Exhibit B.
             ---------

     "CEO" means Joseph Zell.
      ---

     "CEO Agreement" has the meaning set forth in Section 2.2(d) hereof, in the
      -------------
form attached hereto as Exhibit F.
                        ---------

     "Class I" means the class of directors of the Board of Directors with a
      -------
term expiring at the annual meeting of stockholders of the Company in 2000 and every third annual meeting thereafter.

     "Class II" means the class of directors of the Board of Directors with a
      --------
term expiring at the annual meeting of stockholders of the Company in 2001 and every third annual meeting thereafter.

     "Class III" means the class of directors of the Board of Directors with a
      ---------
term expiring at the annual meeting of stockholders of the Company in 2002 and every third annual meeting thereafter.

     "Closing" has the meaning set forth in Section 2.2(b).
      -------                               --------------

     "Closing Date" has the meaning set forth in Section 2.2(b).
      ------------                               --------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commission" means the Securities and Exchange Commission or any successor
      ----------
Governmental Authority.

     "Common Stock" has the meaning set forth in the Series B Articles of
      ------------
Amendment in Exhibit B.
             ---------

     "Company" has the meaning set forth in the preface above.
      -------

     "Company Contracts" has the meaning set forth in Section 3.20.
      -----------------                               ------------

     "Company Transaction" means any (A) direct or indirect acquisition or
      -------------------
purchase of any equity securities of the Company or any of its Subsidiaries, that results in any Person (other than TPG) Beneficially Owning 25% or more of any class of equity securities of the Company or equity securities of any of its Subsidiaries, (B) business combination, sale of all or substantially all of the Company's assets, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (C) other transaction by the Company the consummation of which would prevent or materially delay the transaction contemplated hereby.

     "Company Parties" means the Company and its Subsidiaries.
      ---------------

     "Company's Knowledge" means the actual knowledge of the Company's officers,
      -------------------
after due inquiry.

     "Contract" means any agreement, contract, commitment, indenture, lease,
      --------
license, instrument, note, bond, security, agreement in principle, letter of intent, undertaking, promise, covenant, arrangement or understanding, whether written or oral.

     "Conversion Shares" has the meaning set forth in Section 2.2(a).
      -----------------                               --------------

     "Disclosure Schedule" has the meaning set forth in the preface of Article
      -------------------                                              -------
III.
---

     "Employee Benefit Plan" means any (i) nonqualified deferred or incentive
      ---------------------
compensation, retirement, bonus, stock option or other equity based, severance, termination, retention or change in control plan or arrangement, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or
(iv) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(1).

     "Entity" means a partnership, limited liability partnership, corporation,
      ------
limited liability company, association, joint stock company, trust, estate, joint venture, or unincorporated organization.

     "Environmental, Health, and Safety Laws" means federal, state, local, and
      --------------------------------------
foreign law (including common law), statutes, regulations, ordinances, Judgments or binding agreements with any Governmental Authority concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

     "Environmental Studies" has the meaning set forth in Section 3.14(d).
      ---------------------                               ---------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means each entity which is treated as a single employer
      ---------------
with the Company for purposes of Code Section 414.

     "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.
      ----

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).
      ---------

     "Financial Statements" has the meaning set forth in Section 3.9.
      --------------------                               -----------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials" shall mean any chemical substance, including without
      -------------------
limitation any: pollutant; contaminant; chemical; raw material; intermediate, product or by-product; industrial, solid, toxic or hazardous substance, material or waste; petroleum or any fraction thereof; asbestos or asbestos-containing-material; and polychlorinated biphenyls; including without limitation all substances, materials or wastes; which are now regulated, classified or considered to be hazardous, dangerous or toxic under any Environmental, Health or Safety Law, now or hereafter enacted, promulgated, or amended.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and the regulations promulgated thereunder.

     "Indemnified Party" has the meaning set forth in Section 6.4.
      -----------------                               -----------

     "Indemnifying Party" has the meaning set forth in Section 6.4.
      ------------------                               -----------

     "Indenture" means the Indenture dated April 2, 1998 between Convergent
      ---------
Communications, Inc. as Issuer and Norwest Bank Colorado, N.A., as Trustee.

     "Intangible Property" means all certificates of deposit, bank accounts,
      -------------------
securities, partnership or other ownership interests, rights to receive money or property by assignment, future interests, claims and rights against third parties, accounts and notes receivables owned or held directly or beneficially by or on behalf of the account of the Company or any of its Subsidiaries, the Licenses, the Intellectual Property and any other intangible property of any nature of the Company or any of its Subsidiaries.

     "Intellectual Property" means (i) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including data and related documentation), (vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

     "Investor Rights Agreement" means the Investor Rights Agreement, dated as
      -------------------------
of April [__], 2000, between the Company and the Purchasers, as it may be amended from time to time in accordance with its terms, having the terms set forth in the form of Investor Rights Agreement attached hereto as Exhibit G.
                                                                  ---------

     "Judgment" means any judgment, writ, order or decree of or by any
      --------
arbitrator, court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any other Governmental Authority.

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any such liability for Taxes and any such liability with respect to any Redeemable Equity.

     "Licenses" has the meaning set forth in Section 3.16.
      --------                               ------------

     "Lien" means any mortgage, pledge, lien (statutory or other), encumbrance,
      ----
hypothecation, charge, security interest, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, restriction, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Material Adverse Effect" means any event, fact, circumstance or occurrence
      -----------------------
which results or would result in a material adverse change in or a material adverse effect on any of (i) the financial condition, results of operation, business, operations or regulatory status of the Company and its Subsidiaries taken as one enterprise, or (ii) the legality or validity as to the Company or enforceability as against the Company of any Transaction Document or (iii) the ability of the Company or any of its Subsidiaries to perform its material obligations hereunder or under any other Transaction Document.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business of the
      ---------------------------
Company and its Subsidiaries consistent with past custom and practice (including with respect to quantity and frequency) taking into consideration increases in quantity and frequency resulting from the recent growth of the Company.

     "Originally Issued Shares" means, as of any time, the aggregate number of
      ------------------------
Conversion Shares represented by the Series B Shares issued to TPG on the Closing Date, as such aggregate number shall have been from time to time cumulatively adjusted as a result of the operation of Section 9 and Section 10
                                                      ---------     ----------
of the Series B Articles of Amendment through such time.

     "Parties" means the Company and the Purchasers.
      -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permitted Liens" means (i) mechanic's, materialmen's, and similar Liens
      ---------------
for construction in progress or evidencing indebtedness for related services that are not more than sixty days past due, (ii) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) purchase money Liens and Liens securing rental payments under capital lease arrangements, (iv) Liens incurred pursuant to the transactions entered into in connection with, or permitted by, the Indenture;
(v) Liens existing as of the date hereof and disclosed in the Disclosure Schedule or disclosed to Purchasers pursuant to Section 3.26 and (vi) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money which do not materially impair the current use, occupancy or value or the marketability of title of the Asset subject thereto.

     "Person" means an individual, Entity, or Governmental Authority.
      ------

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 or
      ----------------------
Code Section 4975.

     "Purchasers" means each of the parties identified as such on Exhibit A and
      ----------                                                  ---------
their Affiliates and designated assignees.

     "Purchaser Indemnified Parties" means the Purchasers and their successors
      -----------------------------
and Representatives.

     "Purchaser Placement Fee" means $5,250,000.
      -----------------------

     "Redeemable Equity" of any Person means any equity interest of such Person
      -----------------
that by its terms or otherwise, absolutely, contingently or otherwise, is or may be required to be redeemed or repurchased by such Person or is or may become redeemable or repurchasable at the option of the holder thereof.

     "Registrable Shares" has the meaning set forth in the Investor Rights
      ------------------
Agreement.

     "Related Persons" means, as to any Person, (i) any Affiliate of such Person
      ---------------
(other than a Company Party), (ii) any Entity (other than a Company Party) of which such Person or any of its Related Persons is a director, officer, partner, manager or other member of management with the power to direct the management and policies of such Entity, (iii) any Entity (other than a Company Party) that is the issuer of any equity interests of any class or series beneficially owned by such Person or any of its Related Persons which represent 10% or more of all outstanding equity interests of that class or series, or (iv) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity. If such Person is a natural person, such Person's "Related Persons" shall also include such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children and any Entity (other than a Company Party), trust or estate with which any such relative of such Person has any relationship specified in clause (i), (ii) or (iii) of the first sentence of this definition.

     "Remedies Exception" means (i) applicable bankruptcy, insolvency,
      ------------------
reorganization, moratorium, and other laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise, whether in an action or proceeding at law or in equity, of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.
      ----------------

     "Regulatory Approvals" means (i) any and all certificates, permits,
      ---------------------
licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearances from, or filings or registrations with, Governmental Authorities, and
(ii) any and all waiting periods imposed by applicable laws.

     "Representatives" means, with respect to any Person, any of such Person's
      ---------------
officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

     "Required Regulatory Approval" means a Regulatory Approval (i) necessary
      ----------------------------
under the HSR Act, or required under the Securities Act, the Exchange Act or the securities laws of the several states of the United States, for or in connection with the consummation by the parties thereto of the transactions contemplated by the Transaction Documents, or (ii) consisting of the filing by the Company of the Series B Articles of Amendment with the Secretary of State of the State of Colorado.

     "Requirement of Law" means, as to any Person, the charter and bylaws or
      ------------------
other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, Judgments or other determinations of an arbitrator, court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Rights" means, with respect to any Person, any subscription, option,
      ------
warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any capital stock, other equity interest or other security of any class or series and of any issuer, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

     "Securities" means the collective reference to the Shares and the Warrants.
      ----------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Series A Warrants" has the meaning set forth in Section 2.2(a).
      -----------------                               --------------

     "Series B Warrants" has the meaning set forth in Section 2.2(a).
      -----------------                               --------------

     "Series B Articles of Amendment" means the Articles of Amendment to the
      ------------------------------
Amended and Restated Articles of Incorporation of the Company setting forth a copy of the resolution adopted by the Board of Directors of the Company creating and authorizing the Series B Preferred Stock, as filed with the Secretary of State of the State of Colorado on or prior to the date hereof, in the form attached hereto as Exhibit B, or any successor provisions of the Company's
                   ---------
Articles of Incorporation.

     "Series B Preferred Stock" means the Series B Senior Cumulative Convertible
      ------------------------
Preferred Stock, no par value, of the Company.

     "Shares" has the meaning set forth in Section  2.2(a).
      ------                               ---------------

     "Subsidiary" means, when used with respect to any Person as of any time,
      ----------
any other Person as to which any of the following statements is true as of such time:

               (i) such second Person is an Affiliate of such first Person which is, directly or indirectly through one or more intermediaries, controlled by such first Person, or

               (ii) such first Person owns or controls, directly or indirectly through one or more intermediaries, 50% or more of the outstanding equity interests in such second Person having ordinary voting power to elect a majority of the members of the board of directors or joint venture, partnership or other management committee, trustees, managers or other Persons ordinarily having the power, authority or responsibility for managing or directing the management of such second Person, or

               (iii) such first Person, directly or indirectly through one or more intermediaries, is entitled under ordinary circumstances to 50% or more of the profits or losses of such second Person or to receive upon dissolution and liquidation of such second Person 50% or more of the assets available for distribution to the holders of equity interests in such second Person, and in the case of any of clauses (i), (ii) and (iii), disregarding any voting power, equity interests or other rights or interests which any Person other than the first Person or another Subsidiary of the first Person would or might have upon the happening of any contingency, the satisfaction of any condition or the occurrence of any event which has not happened, been satisfied or occurred as of such time.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed under any statute, rule or regulation.

     "Termination Fee" means $5,250,000.
      ---------------

     "Third Party Claim" has the meaning set forth in Section 6.4 below.
      -----------------                               -----------

     "TPG" means TPG Partners III, L.P. and its Affiliates.
      ---

     "Transaction Documents" means this Agreement, the Investor Rights
      ---------------------
Agreement, the Series B Articles of Amendment, the Warrant Agreement, the Warrants and each other certificate, instrument or agreement executed and delivered by the Company or any of its Subsidiaries pursuant to or in connection with the transactions contemplated by any of the foregoing.

     "Transactions" means any and all of the transactions contemplated by this
      ------------
Agreement or any of the other Transaction Documents, including the issuance, sale and purchase of the Shares and the Warrants on the date hereof or at the Closing, the issuance and sale of Warrant Securities upon the exercise of any Warrants and the issuance and delivery of the Conversion Shares upon the conversion of any Series B Preferred Stock.

     "Underlying Shares" means the collective reference to the Shares of Common
      -----------------
Stock issuable upon conversion of the Series B Preferred Stock in accordance with the Series B Articles of Amendment or upon exercise of the Warrants in accordance with the Warrant Agreement.

     "Warrant Agreement" means the Warrant Agreement, dated the date hereof,
      -----------------
between the Company and the Purchasers, as it may be amended from time to time in accordance with its terms, having the terms set forth in the form of Warrant Agreement attached hereto as Exhibit E.
                             ---------

     "Warrant Certificate" means any certificate evidencing one or more Warrants
      -------------------
which may at any time or from time to time be outstanding in accordance with the terms of the Warrant Agreement.

     "Warrants" means, collectively, the Series A Warrants and the Series B
      --------
Warrants.

     "Warrant Securities" has the meaning set forth in the Warrant Agreement.
      ------------------


     1.2  Certain Rules of Construction.  This Agreement is to be interpreted
          -----------------------------
in accordance with the following rules of construction:

          (i)      Number and Gender.  All definitions of terms apply equally to
                   -----------------
     both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

          (ii)     "Including," "Herein," Etc.  The words "include," "includes"
                   --------------------------
     and "including" are deemed to be followed by the phrase "without limitation". The words "herein", "hereof", and "hereunder" and words of similar import refer to this Agreement (including all Exhibits and Schedules) in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word "or" is not exclusive and means "and/or."

          (iii)    Subdivisions and Attachments.  All references in this
                   ----------------------------
     Agreement to Articles, Sections, subsections, Exhibits and Schedules are, respectively, references to Articles, Sections and subsections of, and Exhibits and Schedules attached to, this Agreement, unless otherwise specified.

          (iv)     References to Documents and Laws.  All references to any
                   --------------------------------
     Transaction Document are to it as amended, modified and supplemented from time to time in accordance with its terms. All references to (x) any other agreement or instrument or (y) any Requirement of Law, License or similar item are to it as amended and supplemented from time to time (and, in the case of a statute, law or regulation, to any corresponding provisions of successor statutes, laws or regulations), unless otherwise specified.

          (v)      References to Days.  Any reference in this Agreement or a
                   ------------------
     Transaction Document to a "day" or number of "days" (without the explicit qualification "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

          (vi)      Examples.  If, in any provision of any Transaction Document,
                    --------
     any example is given (through the use of the words "such as," "for example," "e.g." or otherwise) of the meaning, intent or operation of any
                ---
     provision, such example is intended to be illustrative only and not exclusive.

          (vii)     Participation in Drafting.  The Parties and their respective
                    -------------------------
     legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and without any presumption or prejudice for or against any Party.

          (viii)    Headings.  The table of contents and section headings
                    --------
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                  ARTICLE II
                               PURCHASE AND SALE
                               -----------------

     2.1  Authorization of Securities.    Prior to the execution and delivery of
          ---------------------------
this Agreement, the Company has duly (i) designated, created and authorized the Series B Preferred Stock and the issuance and sale of shares thereof pursuant to this Agreement and (ii) authorized the Warrants and the issuance and sale thereof pursuant to this Agreement.

     2.2  Securities Purchase.
          -------------------

     (a)  Sale and Purchase.  At the Closing, the Company shall issue and sell
          -----------------
to the Purchasers, and the Purchasers shall purchase from the Company, for an aggregate purchase price of $175,000,000 (i) a total of 175,000 shares of Series B Preferred Stock (the "Shares"), having the rights, preferences, privileges and restrictions set forth in the Series B Articles of Amendment, each share convertible at the option of the holder at any time following the Closing into shares (the "Conversion Shares") of Common Stock in accordance with the terms of the Series B Articles of Amendment, (ii) Series A Warrants, having the terms set forth in the form of Warrant attached hereto as Exhibit C, to purchase an
                                                ---------
aggregate of 700,000 shares of Common Stock (the "Series A Warrants"), and (iii) Series B Warrants, having the terms set forth in the form of Warrant attached hereto as Exhibit D, to purchase 1,166,667 shares of Common Stock (the Series B
          ---------
Warrants"), in the case of each of (ii) and (iii) subject to adjustment in accordance with the Warrant Agreement. The number of Shares, Series A Warrants and Series B Warrants to be purchased at the Closing by each Purchaser, and the portion of the aggregate purchase price to be paid by each Purchaser, are set forth next to such Purchaser's name on Exhibit A hereto.
                                       ---------

     (b) Delivery of Securities; Payment of Purchase Price.  The closing of the
         -------------------------------------------------
purchase and sale of the Securities (the "Closing") shall take place on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Sections 2.2(c), (d) and (e) at the offices of Gibson,
                        ----------------------------
Dunn & Crutcher LLP, 1801 California Street, Suite 4100, Denver, Colorado (the "Closing Date"), or at such other time and place as is mutually acceptable to the Parties. Delivery of the Securities purchased by the Purchasers pursuant to this Agreement will be made at the Closing by the Company delivering to the Purchasers, against payment of the purchase price therefor, (i) a stock certificate or certificates, dated the Closing Date, representing the number of Shares purchased by the Purchasers, with each such certificate being registered in the name of the Purchasers and (ii) Warrant Certificates, dated the Closing Date, representing the number of Warrants purchased by the Purchasers, with each such certificate being registered in the name of the respective Purchaser, together with the Warrant Agreement, duly executed and delivered by the Company and the Purchasers. Payment by the Purchasers of the agreed purchase price for the Shares and Warrants (against which the Purchaser Placement Fee payable to the Purchasers (which shall be allocated pro rata to the respective purchase prices payable by them as set forth in Exhibit A) and any amounts due to the
                                       ---------
Purchaser for expenses pursuant to Section 8.9 hereof has been netted) shall be
                                   -----------
made by wire transfer (to the account of the Company previously designated by it in writing) and the Company shall acknowledge receipt from the Purchasers of payment in full.

     (c) Conditions of Each Party.  The obligation of the Company and the
         ------------------------
Purchasers to consummate the sale and purchase of the Securities as contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived in writing by the Company and the Purchasers:

               (i)      Proceedings Not Restrained. No order or injunction shall
                        --------------------------
     have been issued by a court of competent jurisdiction preventing the consummation of the transactions contemplated hereby, and no action, suit, proceeding or investigation shall have been instituted or threatened that seeks to restrain, restrict or prohibit or impose substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with) such transactions.

               (ii)     Purchase Permitted By Applicable Laws.  All Regulatory
                        -------------------------------------
     Approvals shall have been received, and the purchase and sale of the Securities to be purchased at the Closing by the Purchasers on the terms and conditions herein provided (including the application of the proceeds therefrom by the Company) shall not violate any applicable Requirement of Law.

     (d) Conditions of the Purchasers.  The obligation to purchase and pay for
         ----------------------------
the Securities to be purchased by the Purchasers at the Closing Date as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchasers:

               (i) Certain Documents.  In addition to the stock certificates and
                   -----------------
     Warrant Certificates required by Section 2.2(b), the Purchasers shall have
                                      --------------
     received the following, each dated the Closing Date (except as otherwise specified below):

                    (A) a certificate of the Secretary or an Assistant Secretary of the Company certifying (x) the names and signatures of the officers of the Company authorized to sign the certificates and other documents to be delivered by the Company on the Closing Date and (y) that the conditions contained in the other subdivisions of this Section 2.3(d)
                                                                 --------------
          and, to the knowledge of the Company, subdivision (i) of Section
                                                                   -------
          2.3(c), have been satisfied;
          ------

                    (B) a certificate of the chief executive officer of the Company and the Secretary of the Company (x) attaching copies, certified by such officers as true and complete, of the resolutions of the Board of Directors of the Company in connection with the authorization and approval of the execution, delivery and performance of the Transaction Documents and consummation of the Transactions and of all other documents evidencing all necessary corporate action taken in connection therewith, (y) attaching copies, certified by such officers as true and complete, of the Amended and Restated Articles of Incorporation and By-laws of the Company and of the Series B Articles of Amendment, each as amended through the Closing Date, and (z) which includes a representation by such officers that the copies of the Series B Articles of Amendment, the Articles of Incorporation and By-Laws or other organizational documents of each Subsidiary of the Company, as previously provided to the Purchasers, are true and complete in all respects;

                    (C) favorable opinions of Gibson, Dunn & Crutcher LLP, counsel to the Company, and Martin E. Freidel, General Counsel to the Company, in form and substance satisfactory to the Purchasers.

               (ii)     Representations and Warranties; No Default.  The
                        ------------------------------------------
     representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects (except that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on the date of this Agreement and as of the Closing Date as if made on the Closing Date; and the Company shall have performed and complied with all agreements, covenants, conditions and obligations contained in this Agreement, the Series B Articles of Amendment, the Investor Rights Agreement and the Warrant Agreement that are required to be performed or complied with by it on or before the Closing.

               (iii)    No Material Adverse Change.  Since the date hereof, the
                        --------------------------
     Company shall have operated its business only in the Ordinary Course of Business and there shall not exist or have occurred any condition, event or state of facts that has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the Ordinary Course of Business.

               (iv)     Absence of Certain Events.   No Sale of the Company (as
                        -------------------------
     defined in Exhibit B), no Reorganization Event (as defined in Exhibit B),
                ---------                                          ---------
     no Change of Control (as defined in Exhibit B) and no action or event shall
                                         ---------
     have been taken or shall have occurred which has or would result in any adjustment under Section 10 of the Series B Articles of Amendment or
     Article III of the Warrant Agreement.

               (v)      Fairness Opinion.   Warburg Dillon Read LLC shall have
                        ----------------
     delivered (and not withdrawn or modified in any adverse respect) a written opinion to the Board of Directors to the effect that the consideration paid to the Company for the shares of Series B Preferred Stock sold pursuant to
     Section 2.2, is fair, from a financial point of view, to the Company, and a true and correct copy of such opinion shall have been delivered to the Purchasers.

               (vi)     Consents.  All Regulatory Approvals (including, without
                        --------
     limitation, the Required Regulatory Approvals) from any Governmental Authority and all consents, waivers or approvals from any other Person (including, without limitation, the former holders of the Series A Preferred Convertible Stock of the Company or pursuant to the Indenture or any of the Company's other debt or credit agreements or material contracts) required for or in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been obtained or made on terms reasonably satisfactory to the Purchasers, and all waiting periods specified under applicable Law (including, without limitation, the waiting period under the HSR Act), the expiration of which is necessary for such consummation, shall have expired or been terminated.

               (vii)    Board Composition; By-laws.  (i)  The Board shall have
                        --------------------------
     been constituted in the manner contemplated by the Investor Rights Agreement (including that: the size of the Board shall be seven directors (subject to increase only to the extent provided in the Series B Articles to accommodate the Designated Directors or the Majority Directors (each as defined in the Series B Articles of Amendment)), and the composition of the Board shall be as specified in Schedule 2.2(d)(vii) and, if necessary, there shall be one vacancy for the future election of an independent director to be designated by TPG); (ii) appropriate resolutions to effect the establishment of the Operating Committee contemplated by the Investor Rights Agreement (the "Operating Committee") shall have been duly adopted by the Board; (iii) the By-laws of the Company shall have been amended, in form and substance satisfactory to the Purchasers, to effectuate the purposes and intentions of Sections 7 and 11 of the Series B Articles of Amendment and the Investor Rights Agreement, including by providing: (A) that the Board shall have seven members, subject to increase only to the extent provided in the Series B Articles to accommodate the Designated Directors or the Majority Directors (each as defined in the Series B Articles of Amendment); (B) for the establishment of the Operating Committee; (C) that directors may take action in the manner described in
     Section 7.4 of the Series B Articles of Amendment; (D) that for so long as TPG is the Beneficial Owner of at least 40% of the Originally Issued Shares, except to the extent that the listing requirements of the Nasdaq Stock Market's National Market would be breached by the operation of this clause (D), at least one-third of the members of each and every committee of the Board will be Series B Directors (as defined in the Series B Articles of Amendment); and (E) for the indemnification described in
     Section 7.5 of the Series B Articles of Amendment; and (iv) directors' and shareholders' liability insurance shall be available to the directors designated by the Purchasers on terms satisfactory to the Purchasers and in an amount of coverage at least equal to $40,000,000.

               (viii)   CEO and Related Matters.  The CEO shall have been duly
                        -----------------------
     and validly appointed Chief Executive Officer of the Company by all necessary action of the Board of Directors, and the Company and CEO shall have executed the employment agreement (the "CEO Agreement") substantially
                                                  -------------
     in the form of Exhibit F hereto or otherwise on terms reasonably acceptable
                    ---------
     to the Purchasers and the Company.

               (ix)     Agreements.  Each of the Series B Articles of Amendment,
                        ----------
     the Investor Rights Agreement and the Warrant Agreement shall have been executed and delivered and shall be in full force and effect in substantially the forms attached hereto, and the Series B Articles of Amendment shall have been duly filed with and recorded by the Secretary of State of the State of Colorado; and the Company shall have furnished to the Purchaser evidence satisfactory to the Purchaser of such filing.

               (x)      Credit Facilities; Defaults.  (i) The entire outstanding
                        ---------------------------
     principal amount of and accrued interest on the $10,000,000 credit facility between the Company and Goldman Sachs Credit Partners, L.P., which amount shall be no greater than $12,000,000, shall have been paid in full and the obligations of the Company with respect to such loan shall be satisfied in full, in each case concurrently with the consummation of the transactions contemplated by this Agreement, no default shall exist (or occur upon consummation of the Transactions) under such loan or any other material financing instrument of the Company or any other Company Contract, and no action shall be taken to accelerate any material indebtedness of the Company. Contemporaneously with the Closing hereunder, the Company shall enter into a new working capital facility with Foothill Capital (or comparable institution) on terms and conditions reasonably acceptable to the Purchasers (the "Foothill Facility"); and (ii) the Foothill Facility shall be in full force and effect thereafter and the Company shall have at least $50,000,000 in firmly committed availability thereunder.

          (e)  Condition of the Company.  The Company's obligation to issue and
               ------------------------
sell the Securities to be sold to and purchased by the Purchasers at the Closing Date as contemplated by this Agreement is subject to the satisfaction of the condition, which may be waived in writing by the Company, that the representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects (except that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing Date, and the Company shall have received a certificate to that effect signed by each of the Purchasers.

     2.3  Use of Proceeds.  The Company shall use all proceeds of the sale of
          ---------------
the Securities for working capital and capital expenditures as provided in the Company's 2000 business plan heretofore approved by the Company's Board of Directors and furnished to the Purchasers.


                                  ARTICLE III

                    COMPANY REPRESENTATIONS AND WARRANTIES
                    ---------------------------------------

     The Company represents and warrants to and covenants and agrees with the Purchasers as follows as of the date hereof and, after giving effect to all of the Transactions being consummated on the Closing Date, as of the Closing Date with the same force and effect as if made at and as of such time, in each case, except as set forth in the disclosure schedule delivered by the Company to the Purchasers on the date hereof (the "Disclosure Schedule"). Such representations, warranties, covenants and agreements have constituted a material inducement to the Purchasers to enter into this

Agreement, to enter into the other Transaction Documents to which it has become a party, to purchase the securities purchased by it pursuant hereto and to consummate the other Transactions. The Disclosure Schedule is arranged in sections corresponding to the lettered and numbered sections in this Agreement which require the disclosure. Any matter disclosed in one section of the Disclosure Schedule may be cross-referenced in other sections of the Disclosure Schedule, and upon such cross-referencing shall be deemed disclosed for all purposes of the section of the Disclosure Schedule in which such cross-reference is contained.

     3.1  Certain Representations and Warranties Regarding the Transactions.
          -----------------------------------------------------------------

     (a)  Authorization of Transactions.  The Company has full power and
          -----------------------------
authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document have been duly authorized by the Board of Directors of the Company and by all other necessary corporate action on the part of the Company. Each of this Agreement and each other Transaction Document to which the Company is a named party has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Remedies Exception. The Company is not required to give any notice, declaration, report or statement to, make any filing with, or obtain any authorization, consent, declaration or approval of any Governmental Authority or any other Person in connection with the execution, delivery or performance by the Company or any of its Subsidiaries of this Agreement or any other Transaction Document or the consummation of the Transactions or in order to preclude any termination, suspension, modification or impairment of any of the Company Contracts or any legal or contractual right, privilege, license or franchise which is included in the Assets.

     (b)  Consents;  No Conflicts.  Except as set forth in the Disclosure
          -----------------------
Schedule, no regulatory approval from, or registration, disclosure, declaration or filing with, any Governmental Authority is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the Transactions contemplated hereby will not constitute a "Change of Control" or "Change in Control" (or similar concept) as such term (or concept) is defined in any material contract, agreement, indenture, mortgage, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which the properties of the Company or any such Subsidiary is subject.

     (c) Series B Articles of Amendment. By the Closing, all actions necessary
         ------------------------------
in order to duly and validly authorize and designate the Series B Preferred Stock and authorize and create the Warrants, including all necessary corporate action on the part of the Company and its stockholders, shall have been taken and the Series B Articles of Amendment in the form attached hereto as Exhibit
                                                                      -------

B and the Warrant Agreement shall each be in full force and effect and shall not
-
have been amended, modified or supplemented.

     (d) Financial Advisors and Brokers; Fairness Opinion.  Except for Warburg
         ------------------------------------------------
Dillon Read L.L.C., no Person has acted, directly or indirectly, as a broker, finder or financial advisor of the Company in connection with the Transaction Documents or the transactions contemplated thereby, and no Person is entitled to receive any broker's, finder's or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. Furthermore: (i) true and correct copies of all agreements between the Company, on the one hand, and Warburg Dillon Read L.L.C., on the other, have been delivered to the Purchasers; and (ii) the Company has received an opinion of Warburg Dillon Read L.L.C. to the effect that the consideration to be paid to the Company for the shares of Series B Preferred Stock to be sold hereunder is fair, from a financial point of view, to the Company.

     (e) Offerees; Exemption from Registration.  None of the Company Parties,
         -------------------------------------
their respective directors and officers, their respective Affiliates or any Person acting as agent for or on behalf of any of the Company Parties has, directly or indirectly, sold, offered for sale, or solicited offers to buy any of the Securities or other securities of the Company so as to bring the offer, issuance or sale of the Securities as contemplated by this Agreement within the registration requirements of Section 5 of the Securities Act, or within the registration or qualification requirements of any "blue sky" or securities laws of any state or other jurisdiction. Assuming the Purchasers are all Accredited Investors, the offering, issuance and sale of the Securities are exempt from the registration provisions of the Securities Act.

     3.2  Organization, Qualification, and Corporate Power.  The Company is a
          ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. Each of its Subsidiaries is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company Parties is duly authorized, qualified and licensed and is in good standing to conduct business under the laws of each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the lack of such qualification or license or the failure to be in good standing would not have a Material Adverse Effect. Each jurisdiction in which the Company or any of its Subsidiaries is authorized to conduct business is identified in the Disclosure Schedule. Each of the Company Parties has full corporate power and authority to carry on the businesses in which it is engaged as such businesses are now being conducted and to own, lease and use the properties currently owned, leased and used by it. The Disclosure Schedule lists the directors and officers of the Company and the managers or directors and officers, as the case may be, of each of its Subsidiaries. The Company has made available to the Purchasers true, correct and complete copies of the charter and bylaws or other operational documents of each of its Subsidiaries (in each case as amended to date).

     3.3  Terms, Validity, Etc.    The Company has delivered to the Purchasers
          ---------------------
true and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof. The Shares and the Warrants, when issued as provided herein, and the Underlying Shares, when issued upon conversion of Series B Shares in accordance with the Series B Articles of Amendment or the exercise, conversion or exchange of Warrants in accordance with the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Lien, restriction or claim, other than any restriction on transfer under applicable Federal and State securities laws, and with no personal liability attaching to the ownership thereof, and the holder thereof will have the respective rights, preferences and privileges, and will be subject only to the applicable limitations and restrictions, provided in the Company's Amended and Restated Articles of Incorporation (including the Series B Articles of Amendment), the Warrant Agreement and the other Transaction Documents.

     3.4  Capitalization.
          --------------

     (a) The authorized and issued capital stock of the Company consisted solely of (i) 100,000,000 authorized shares of Common Stock, of which 28,929,824 shares were issued and outstanding, all Persons, to the Company's Knowledge, owning of record greater than 5% of the outstanding shares are named in the Disclosure Schedule and no shares were held in treasury, and (ii) 1,000,000 authorized shares of "blank-check" Preferred Stock, none of which was designated, issued or outstanding, except for 175,000 unissued shares designated as Series B Preferred Stock. As of such time, except as set forth in the Disclosure Schedule, (i) no shares of capital stock of the Company of any class or series were reserved for issuance except for the shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants; and (ii) other than pursuant to certain provisions of the Transaction Documents, there were no voting trusts or other Contracts, arrangements or understandings to which the Company was a party or by which it was bound or of which the Company had knowledge that directly, indirectly, absolutely or contingently, related to the issuance, ownership, pledge, transfer, purchase, redemption or repurchase, voting or registration under the Securities Act of, or any restrictions with respect to, any shares of authorized, issued, or outstanding capital stock of the Company of any class or series. No Redeemable Equity of the Company is authorized, issued or outstanding. The Company has previously furnished to the Purchasers a true, correct and complete copy of each registration rights agreement entered into by the Company in favor of any Person.

     (b) Immediately after the Closing and after giving effect to the issuance of the Shares and the Warrants, the statements in Section 3.4(a) shall
                                                           --------------
be true, accurate and complete in all material respects, except that the Shares and the Warrants will be outstanding.

     (c) Except as set forth in the Disclosure Schedule, there are no outstanding or authorized Rights or other Contracts, commitments, arrangements or understandings that could require the Company to issue, sell, or otherwise cause to become outstanding any shares of its capital stock, or stock appreciation, phantom stock, profit participation, or similar rights with respect to the

Company. No capital stock or other securities of the Company have been, and the Securities are not being, and the Underlying Shares, when issued upon conversion of the Series B Shares or exercise of the Warrants, as the case may be, will not be, issued in violation of any preemptive rights. The Company has duly reserved 15,328,206 shares of Common Stock for issuance upon conversion, exercise or exchange of the Shares and the Warrants. None of the issuance or sale of the Securities, any future conversion, exercise or exchange of any Series B Share or Warrant, nor any future adjustments in the number of shares of Common Stock or the kinds or amounts of other securities or property deliverable upon exercise, conversion or exchange of the Warrants or conversion of Series B Shares or in the amount of consideration payable by holders upon such exercise or conversion shall (i) give any Person any preemptive right or any similar or other right to subscribe for, purchase or otherwise acquire any of the Securities, any Warrant Securities, any convertible securities, any other shares of capital stock of the Company of any class or series or any Rights with respect thereto or any other securities of the Company or (ii) result in any adjustments in the number of shares of Common Stock or the kinds or amounts of other securities or property deliverable upon exercise of the Existing Rights or in the amount of consideration payable by the holders thereof upon such exercise. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule, no conversion price or exercise price of any Right or other security of the Company will be reduced, and the number of shares of Common Stock underlying any Right or other security of the Company shall not be increased, as the result of the issuance or exercise of the Securities.

     3.5  Indebtedness.  The Disclosure Schedule contains a list of all
          ------------
outstanding loan or credit agreements, notes, bonds, mortgages, indentures and other similar agreements and instruments pursuant to which the Company or any of its Subsidiaries has borrowed money (other than purchase money indebtedness and indebtedness for money borrowed by a Subsidiary from the Company, in each case incurred in the Ordinary Course of Business) in excess of $250,000, and the respective amounts of principal and accrued and unpaid interest outstanding thereunder as of a recent date.

     3.6  Compliance with Laws; Noncontravention.
          --------------------------------------

     (a)  Compliance and Noncontravention.  Neither the execution, delivery or
          -------------------------------
performance of this Agreement or any other Transaction Document, nor the consummation of any of the Transactions does or will (i) violate any Requirement of Law or Judgment to which the Company, any of its Subsidiaries or any of the Assets is subject or bound, or any provision of the charter or bylaws of the Company or of the charter, bylaws, operating agreement or other organizational document of any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Company Contract or any legal or contractual right, privilege, License or franchise which is included in the Assets, or result in the imposition of any Lien upon any of the Assets, except where any such violation, conflict, breach, default, right to accelerate, terminate, modify or cancel, or require a notice or result in the imposition of a Lien would not have a Material Adverse Effect. Assuming that the representations and warranties of the Purchasers contained herein are true, neither the Company nor any of its Subsidiaries is required to give any notice, declaration, report or statement to, make any filing with, or obtain any authorization, consent, declaration or approval of any Governmental Authority or other third party in connection with the execution and delivery by the Parties of, or the consummation of the Transactions or in order to preclude any termination, suspension, modification or impairment of any of the Company Contracts or any material legal or contractual right, privilege, License or franchise which is included in the Assets.

     (b) Corporate Controls.  Neither the Company nor any of its Subsidiaries:
         ------------------
(i) are aware of or have taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA or the Federal Law for the Liability of Public Servants, had such laws applied, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or in violation of any Law of any Country of Operations; or (ii) have offered, promised, authorized or made, directly or indirectly, any unlawful payments or any payments or other inducements to any foreign official, with the intent or purpose or result of: (A) influencing any act or decision of such official in his official capacity, (B) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (C) inducing such official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person.

     3.7  Subsidiaries.
          ------------

     (a) The Disclosure Schedule sets forth for each Subsidiary of the Company
(i) its name and jurisdiction of organization, (ii) its form of organization and capital structure, and (iii) the capital stock or membership or other equity interests held by the Company in such Subsidiary. The Company holds of record and owns beneficially all of the outstanding shares of capital stock or other equity or ownership interests in each of its Subsidiaries, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws or as disclosed on the Disclosure Schedule), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any nature whatsoever.

     (b) Except as set forth in the Disclosure Schedule, there are no outstanding or authorized Rights, Contracts, arrangements or understandings that could require the Company or any of its Subsidiaries to sell, transfer, or otherwise dispose of any equity or ownership interest in any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own shares of capital stock or membership or other equity or ownership interests or any shares of capital stock or membership or other equity or ownership interests in any other Subsidiary. There are no (i) authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to or Redeemable Equity of, any Subsidiary of the Company or (ii) voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock, membership interest or other equity or ownership interests of any such Subsidiary. Except as set forth in the Disclosure Schedule, none of the Company Parties controls directly or indirectly or has any direct or indirect equity participation or other investment in any Person which is not a Subsidiary.

     3.8  Corporate Records.  The minute books or similar records of the
          -----------------
Company and each of its Subsidiaries, which have been made available to the Purchasers, contain true and complete records in all material respects of all meetings of, or written consents in lieu of meetings executed by, the respective boards of directors (and all committees thereof) and shareholders or other equity owners of the Company and each such Subsidiary. All material actions and transactions taken or entered into by the Company or any such Subsidiary and requiring action by its Board of Directors (or Persons performing similar functions for any non-corporate Subsidiary) or shareholders or other equity owners have been duly authorized or ratified as necessary and are evidenced in such minute books; except where the failure of such authorization, ratification or evidence in the minute book would not have a Material Adverse Effect. The stock certificate books and stock records of the Company and each such Subsidiary, as made available to the Purchasers, are true and complete.

     3.9  Financial Statements.
          --------------------

     (a)  Company Reports; Financial Statements. (a)  The Company has made
          -------------------------------------
available to the Purchasers a true and complete copy of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999 and (iii) each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement filed by the Company with the Commission since September 30, 1999 and prior to the date hereof, in each case in the form (including exhibits and any amendments thereto) filed with the Commission (collectively, the "SEC Reports"). As of their respective dates, the SEC
                    -----------
Reports and any registration statement, report, proxy statement, information statement or other statement filed by the Company with the Commission after the date hereof and before the Closing Date ("Subsequent Reports") (i) was, or will
                                          ------------------
be, as the case may be, timely filed with the Commission; (ii) complied, or will comply, as the case may be, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act, and (iii) did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated balance sheets (including, where applicable, the related notes and schedules) included in or incorporated by reference into the SEC Reports and any Subsequent Reports fairly presents, or will fairly present, as the case may be, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and each of the consolidated statements of income (or statements of results of operations), stockholders' equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the SEC Reports and any Subsequent Reports fairly presents or will fairly present as the case may be, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as otherwise noted therein) and in compliance with the rules and regulations of the Commission.

     3.10  Events Subsequent to Most Recent Fiscal Period End.  Except as
           --------------------------------------------------
disclosed in the SEC Reports or the Disclosure Schedule, since December 31, 1999, there has not been any Material Adverse Effect and each Company Party has conducted its business and affairs in the Ordinary Course of Business. Without limiting the generality of the foregoing, since December 31, 1999:

          (a) none of the Company Parties has sold, leased, transferred, or assigned any of its Assets, other than (i) immaterial Assets or (ii) Assets sold, leased, transferred or assigned in the Ordinary Course of Business;

          (b) none of the Company Parties has entered into any agreement, Contract or license (or series of related Contracts) involving more than $250,000 and outside the Ordinary Course of Business;

          (c) none of the Company Parties has accelerated, terminated (other than upon the expiration of its term), modified, or canceled any Contract (or series of related Contracts) and involving more than $250,000 to which the Company or any of its Subsidiaries is or was a party or by which it is or was bound;

          (d) none of the Company Parties has imposed or suffered to exist any Lien upon any of the Assets, other than Permitted Liens;

          (e) none of the Company Parties has purchased, leased or acquired any Assets or made any capital or operating expenditure (or series of related capital or operating expenditures), capital addition or improvement, in either case, not contemplated by the Company's current annual operating budget and involving more than $250,000;

          (f) none of the Company Parties has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) not contemplated by the Company's current annual operating budget and involving more than $250,000;

          (g) none of the Company Parties has issued any note, bond or other debt security or Redeemable Equity or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations involving more than $250,000 singly or $500,000 in the aggregate (other than indebtedness for money borrowed by a Subsidiary from the Company, in each case incurred in the Ordinary Course of Business);

          (h) there has been no change made or authorized in the charter or bylaws of the Company or in the charter, bylaws, operating agreement or other organizational documents of any of its Subsidiaries (except for the designation of the Series B Preferred Stock);

          (i) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash, securities, property or otherwise) or redeemed, purchased, or otherwise acquired any of its capital stock, or granted any Rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (j) none of the Company Parties has experienced any damage, destruction, or loss (whether or not covered by insurance) to any material amount of its Assets;

          (k) none of the Company Parties has made any loan to any Person, (other than accounts receivable in the Ordinary Course of Business) or entered into any other transaction with or for the benefit of any of the Company's stockholders, directors, officers, or employees, in each case involving more than $25,000;

          (l) none of the Company Parties has discharged or satisfied any Lien, or paid, canceled, compromised or otherwise satisfied any obligation, indebtedness or Liability (absolute or contingent) other than the payment in the Ordinary Course of Business of current Liabilities shown on the Balance Sheet or incurred since the date thereof in the Ordinary Course of Business;

          (m) none of the Company Parties has (A) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents, except for increases in the Ordinary Course of Business or required under the current terms of employment agreements, or (B) granted, made or accrued any bonus, incentive compensation, service award or other like benefit, contingently or otherwise, to or for the credit of any of its officers, directors, employees or agents, other than in the Ordinary Course of Business, or made or provided under any employee welfare, pension, retirement, profit sharing or similar payment or benefit except pursuant to regularly scheduled payments required pursuant to the current terms of the Employee Benefit Plans described in the Disclosure Schedule or (C) paid or granted any right to receive any severance or termination pay to any officer, director, or agent;

          (n) except as disclosed in the Financial Statements, none of the Company Parties has made any material change in any method of accounting or any accounting practice; and

          (o) none of the Company Parties has entered into any Contract to do any of the foregoing.

     3.11  Undisclosed Liabilities. (i) None of the Company Parties has any
           -----------------------
Liability or other obligation which, singly or in the aggregate, would be required to be reflected or reserved against in a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and (ii) to the Company's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them which if asserted could result in any such Liability or other obligation which, singly or in the aggregate, would be required to be reflected or reserved against in a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for (x) Liabilities set forth on the face of the Balance Sheet (rather than in any notes thereto), (y) Liabilities which have arisen after the date of the Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, tort, infringement, or violation of law) and (z) Liabilities that do not have a Material Adverse Effect on the Company Parties. Other than as set forth on the Disclosure Schedule, there are no contractual or other restrictions or limitations on the ability of the Company Parties to pay any dividends or make any other distributions on, or to purchase, redeem or otherwise acquire any of its Securities.

     3.12  Legal Compliance.  Each of the Company Parties has complied in all
           ----------------
material respects with all applicable Requirements of Law and Judgments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply except to the extent that such failure would not have a Material Adverse Effect.

     3.13  Tax Matters.
           -----------

          (a) Each of the Company Parties has filed on a timely basis all Tax Returns that it was required to file on or prior to the date hereof. All such Tax Returns were, when filed, correct and complete in all material respects.
All Taxes owed by the Company Parties (whether or not shown on any Tax Return) have been paid or accrued. None of the Company Parties is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company Parties does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each Company Party has withheld and paid to the proper Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any Tax Liability of the Company or any of its Subsidiaries either (i) claimed or raised by any Governmental Authority in writing or (ii) to the Company's knowledge, based upon personal contact by any officer or employee of the Company or any of its Subsidiaries with any agent of any Governmental Authority. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

          (d) None of the Company Parties has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of the Company Parties has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company Parties has made any payments, is obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G. None of the Company Parties is a party to any Tax allocation or sharing agreement which will not be terminated effective as of the First Closing. Neither the Company nor its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which was the Company.

          (f) None of the Company Parties has any liability for the Taxes of any Person other than another Company Party under Reg. Section 1.1502-6 (or any similar provisions of state, local, or foreign law, as a transferee or successor, by contract or otherwise).

     3.14  Real Property; Environmental Matters.
           ------------------------------------

          (a) The Disclosure Schedule identifies all real property as to which the Company or any of its Subsidiaries is the fee owner, operator or the lessee under a lease described in Section 3.14(e).
                           ---------------

          (b) To the Company's Knowledge there are no pending actions or proceedings (including condemnation proceedings) concerning any such current or formerly owned, operated or leased real property that, if adversely determined to the Company or its Subsidiaries, can reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, no such action or proceeding has been threatened.

          (c) None of the Company Parties has received any written notice from any city, village or Governmental Authority requiring the correction of any condition with respect to any Property by reason of a violation or alleged violation of any applicable law or regulation which could reasonably be expected to have a Material Adverse Effect, other than notices with respect to violations or alleged violations that have been cured.

          (d) The Company has made available to the Purchasers complete copies of any third party reports that are in the Company's possession or control, have been prepared within the last five years, and relate to the physical or environmental condition of any of the real property currently or formerly owned, operated, leased or occupied by the Company or any of its Subsidiaries (the

"Environmental Studies").
----------------------

          (e) The Disclosure Schedule contains a list of all leases or other Contracts or arrangements pursuant to which real property is leased to or otherwise occupied or used by any Company Party requiring payments in excess of $500,000 per year. With respect to each such Contract:

               (i) if written, the Company has provided the Purchasers with true, correct and complete copy thereof, as in effect and as amended or modified or agreed to be amended or modified;

               (ii) such Contract is in full force and effect and is legal, valid, binding and enforceable against the parties thereto, subject to the Remedies Exception; and

               (iii) neither the Company nor any of its Subsidiaries is in default in its obligations to pay rent under such Contract and to the Company's knowledge, neither the

     Company nor any of its Subsidiaries nor any other party thereto is in default in any of its other material obligations thereunder.

          (f) No Company Party nor, to the Company's knowledge, any owner of any real property owned, leased or occupied by the Company or any of its Subsidiaries has received any outstanding written notice or request for information from any Governmental Authority regarding any release or threatened release of any Hazardous Materials or any actual or alleged material violation of Environmental, Health, and Safety Laws relating to such property or its occupancy, operation or use by the Company or any of its Subsidiaries and arising under Environmental, Health, and Safety Laws, which if adversely determined to the Company, any of its Subsidiaries or such owner, as the case may be, could reasonably be expected to have a Material Adverse Effect.

          (g) Except as described in the Environmental Studies, each of the Company Parties has complied and is in compliance, with all Environmental, Health, and Safety Laws and has obtained, has complied, and is currently in compliance with, in each case in all material respects, all Licenses that are required pursuant to Environmental, Health, and Safety Laws for the occupation of its facilities or the operation of its businesses, in each case where noncompliance could reasonably be expected to have a Material Adverse Effect.

          (h) to the Company's Knowledge, there are no past or present events, conditions or circumstances, including but not limited to pending changes in any Environmental, Health and Safety Law or License, that are likely to interfere with or otherwise affect the businesses or operations of the Company or any of its Subsidiaries in the manner now conducted or which would interfere substantially with compliance or continued compliance with any Environmental, Health and Safety Law or License, in each case in a manner that could reasonably be expected to have a Material Adverse Effect.

     3.15  Intellectual Property.
           ---------------------

          (a) The Disclosure Schedule sets forth an accurate and complete list of the material Intellectual Property owned by the Company Parties. Except as expressly set forth in the Disclosure Schedule, the Company is the sole and exclusive owner of all such Intellectual Property. The Company has rights to use all Intellectual Property material to its Business or has readily available substitutes for such Intellectual Property.

          (b) Each of the Company Parties owns or has adequate rights to use (in the manner and to the extent presently used) all of the Intellectual Property used in or necessary for the operation and conduct of its business as presently or proposed to be conducted, without, to the Company's knowledge, any material conflict or claim of conflict with the rights of others. None of such Intellectual Property is subject to any outstanding Judgment restricting the use thereof by the Company or any of its Subsidiaries.

          (c) (i) None of the Company Parties has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and (ii) to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company Parties.

          (d) No Company Party is in material default in the payment of any royalties, license fees or other consideration to any owner or licensor of any Intellectual Property used in or necessary for the conduct of its business as now conducted and as proposed to be conducted or to any agent or representative of any such owner or licensor by reason of such Company Party's use thereof nor otherwise is in default in any material respect in the performance of any of its obligations to any such owner or licensor, and no such owner or licensor, nor any such agent or representative, has notified any Company Party in writing of any claim of any such default.

     3.16  Licenses; Requirements of Law.  Each of the Company Parties
           -----------------------------
possesses all material authorizations, approvals, consents, licenses, permits, easements, certificates and other rights and permissions necessary to conduct its respective business and to own, lease and operate its respective properties as currently or proposed to be conducted, owned, leased or operated (collectively for all Company Parties, the "Licenses"). All of the Licenses are in full force and effect. The Company has no reason to believe that any of the Licenses will be revoked, canceled, rescinded, or not renewed in the ordinary course and on the same or more favorable material terms, other than any such revocation, cancellation, rescission, or non-renewal of any License which is not individually or in the aggregate with one or more other License(s), material to the business or operations of the Company and the Subsidiaries taken as whole. There is not now pending any material complaint nor, to the knowledge of the Company, any basis for any such complaint, which might have any of the results referred to in the immediately preceding sentence. Each of the Company Parties is operating in all material respects in accordance with the terms of the Licenses. Each of the Company Parties is, and has conducted its business and affairs, in compliance with all applicable Requirements of Law, except where the failure to comply has not had and, insofar as reasonably can be foreseen, will not have a Material Adverse Effect.

     3.17  Title to Personal Property; Liens; Intangible Property.  Each
           ------------------------------------------------------
Company Party has good title to all of its properties which are not real property, free and clear of all Liens, other than Permitted Liens.

     3.18  Insurance.  The properties and operations of each Company Party are
           ---------
insured under various policies of general liability and other forms of insurance covering such risks as are usually insured against by reasonably prudent companies engaged in the businesses and activities in which such Company Party is engaged, in amounts which are customarily considered adequate in relation to the business and properties of such Company Party, and all premiums to date have been paid in full. No Company Party has been refused any insurance, nor has its coverage been limited, by an insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

     3.19  Absence of Certain Interests of Affiliated Parties.  Except as set
           --------------------------------------------------
forth in the Disclosure Schedule, no present or former stockholder, partner, director, officer or employee of any Company Party nor any of their Related Persons owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or any other material asset or property which any Company Party owns, possesses or uses in its business as now or proposed to be conducted, or is involved in any business arrangement or relationship with any Company Party which is material to the business and operations of the Company Parties. None of the present or former stockholders, partners, joint venturers, directors or officers of any Company Party or any Related Person of any of the foregoing is indebted to any Company Party, and no Company Party is indebted or has any other liability to any such Person, except (i) pursuant to the express terms of one or more Contracts identified in the Disclosure Schedule and (ii) liabilities to directors or officers for compensation for services in such capacity (or as employees) or to stockholders who are employees rendered since the end of the last calendar month.

     3.20  Contracts.  The Disclosure Schedule lists the following contracts
           ---------
and other agreements to or by which the Company or any of its Subsidiaries is a party or bound (the "Company Contracts"):

           (i) Contract with any present or former stockholder, director, officer, or consultant or any Related Person of such Person or for the employment of any such Person involving payments in excess of $200,000 per year, including any consultant or any oral contract with any such Person which is not terminable at will by the Company Party which is a party thereto without any payment of any kind and except for (x) employment contracts with stockholders who are employees of the Company, (y) the Company Plans and (z) Contracts exclusively between and for the benefit of and enforceable by Company Parties;

           (ii) Contract outside the Ordinary Course of Business for the future purchase of, or payment for, equipment, inventory, supplies, other goods or products or services having a total value or involving total payments or costs of $250,000 or more in any one case or in the aggregate for all Contracts which are related or which are with the same Person or group of affiliated Persons;

           (iii) Contract outside the Ordinary Course of Business continuing over a period of more than six months from the date hereof having a total value or involving total payments or costs of $250,000 or more in any one case or in the aggregate for all Contracts which are related or which are with the same Person or a group of affiliated Persons;

           (iv) distribution, dealer, representative or agency Contract outside the Ordinary Course of Business which, individually or together with one or more such Contracts which are related or are with the same Person or group of affiliated Persons, involve payments in excess of $250,000.

           (v) lease outside the Ordinary Course of Business under which any Company Party is either lessor or lessee of any real property or any material personal property having annual lease payments in excess of $250,000;

           (vi) note, debenture, bond or other security or evidence of indebtedness, equipment trust agreement, letter of credit agreement, loan agreement, pledge or security agreement, mortgage or other Contract pursuant to which any material contingent obligation (or any other Liability) in excess of $250,000 of any Company Party to any other Person or of any other Person to any Company Party was incurred or may be incurred in the future or otherwise relating to any such contingent obligation or other Liability;

          (vii) Except as provided in the Company's current annual operating budget previously approved by the Company's board of directors, Contract for any capital expenditure or leasehold improvement outside the Ordinary Course of Business in excess of $250,000 per year in any single case or $500,000 per year in the aggregate for all cases;

          (viii) Contract, not otherwise disclosed (with sufficient specificity regarding the following), limiting or restraining any Company Party from engaging in any business or competing in any manner generally or in any specific geographic area or obligating any Company Party to present any business or other opportunity to any other Person or grant or offer to grant any other Person any participation or other interest in any business or other opportunity;

          (ix) Contract, not otherwise disclosed (with sufficient specificity regarding the following), pursuant to which any Person has a right of first refusal, a "tag-along" right or any similar right with respect to any proposed disposition by any Company Party of any equity interest in another Company Party or of any other property of such first Company Party;

          (x)      Contract with any labor union or other labor representative;

          (xi) bonus, pension, profit-sharing, retirement, stock purchase, stock option or other equity based, deferred or incentive compensation, death benefit, disability, severance, termination, retention, change in control, insurance, medical, fringe or other benefit plan, or similar plan, program or Contract in effect with respect to its employees or the employees of others, except for the Employee Benefit Plans;

          (xii) Except as otherwise disclosed, any Contract which provides for "golden parachute" or similar benefits;

          (xiii) Except as otherwise disclosed, any Material Contract outside the Ordinary Course of Business relating to the mortgaging, pledging or other placing of a Lien on any properties of any Company Party;

          (xiv) Except as otherwise disclosed, any Contract under which the consequences of a default or termination would have a Material Adverse Effect;

The Company has made available to the Purchasers a correct and complete copy of each written Contract (as amended to date) listed in the Disclosure Schedule. Each Contract required to be identified in the Disclosure Schedule is in full force and effect and, to the Company's knowledge, is the legal, valid and binding obligation of the parties thereto other than a Company Party and enforceable against such other parties in accordance with its terms, subject to the Remedies Exception.

     3.21  Litigation.  The Disclosure Schedule sets forth each Judgment
           ----------
entered against or specifically relating to any of the Company Parties or any of the Assets. No Company Party is a party to or otherwise involved in or, to the Company's knowledge, is threatened to be made a party to or threatened to be involved in any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which, individually or in the aggregate, would, if determined adversely, have a Material Adverse Effect.

     3.22  Employees.  Except as set forth in the Disclosure Schedule, none of
           ---------
the Company Parties is a party to or bound by any collective bargaining or similar labor agreement, nor has any Company Party experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company Parties has committed any unfair labor practice within the meaning of any applicable Requirement of Law. Each of the Company Parties is in compliance in all material respects with all applicable Requirements of Law relating to the employment, the terms and conditions of employment and the termination of employment of their respective employees. Except as set forth in the Disclosure Schedule to the Company's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union or other labor representative with respect to employees of any Company Party.

     3.23  Employee Benefits.
           -----------------

     (a) The Disclosure Schedule lists each Employee Benefit Plan established or maintained the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes or is obligated to contribute (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Requirements of Law. Except as set forth on the Disclosure Schedule, none of the Company Parties maintains any Employee

Benefit Plan which is an Employee Pension Benefit Plan. The Company has made available to the Purchasers correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     (b) With respect to each Employee Benefit Plan that any of the Company Parties or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

          (i) To the knowledge of the Company, no Such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject to a Reportable Event as to which notice would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

          (ii) To the knowledge of the Company, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan that would have a Material Adverse Effect.

          (iii) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, except where the action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect.

          (iv) None of the Company Parties nor any ERISA Affiliate has incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title I or IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (v) None of the Company Parties nor any ERISA Affiliates has incurred or reasonably expects to incur any material liability under or pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to Employee Benefit Plans.

     (c) None of the Company Parties nor any ERISA Affiliate contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) in respect of any Multiemployer Plan.

     (d) None of the Company Parties maintains nor ever has maintained nor contributes, nor ever has contributed, nor ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Part 6 of Title I of ERISA).

     (e) The Company Parties have complied with the applicable requirements of Parts 6 and 7 of Title I of ERISA with respect to any Employee Welfare Benefit Plan providing health benefits, except where such noncompliance would not have a Material Adverse Effect.

     (f) No current or former employee of any Company Party is or may become entitled, as a result of the consummation of the Transactions (either alone or together with the occurrence of any other event), to (i) any accelerated or increased payment or benefit, (ii) any accelerated or special vesting of any payment, right or benefit or (iii) any payment or benefit that is not tax deductible by the applicable Company Party.

     3.24  Guaranties.  Except as set forth in the Disclosure Schedule and
           ----------
except for guarantees of customer obligations to equipment lessors made in the Ordinary Course of Business, none of the Company Parties is a guarantor or co-borrower in respect of any Liability or obligation or is otherwise liable for any Liability or obligation (including indebtedness) of any other Person other than another Company Party.

     3.25  Availability of Documents.  The Company has made available to the
           -------------------------
Purchasers copies of all documents, including all Contracts, insurance polices, leases, plans, instruments, and Licenses listed in the Disclosure Schedule or otherwise referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. The Company will deliver to the Purchasers, at the Closing, (i) a certificate, dated the date hereof, of the chief executive officer of the Company and the Secretary of the Company (A) attaching copies, certified by such officers as true and complete, of the resolutions of the Board of Directors of the Company in connection with the authorization and approval of the execution, delivery and performance of the Transaction Documents and consummation of the Transactions and of all other documents evidencing all necessary corporate action taken in connection therewith, (B) attaching copies, certified by such officers as true and complete, of the Amended and Restated Articles of Incorporation and By-laws of the Company and of the Series B Articles of Amendment, (C) which includes a representation by such officers that the copies of the Amended and Restated Articles of Incorporation and By-Laws or other organizational documents of each Subsidiary of the Company, as previously provided to the Purchasers, are true and complete in all respects, and (D) setting forth the incumbency of the officer or officers of the Company who have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers; (ii) copies, certified by an officer of the Company, of each Company Party's Articles of Incorporation or other organizational documents (including, in the case of the Company, the Series B Articles of Amendment), in each case as of the date of this Agreement, (iii) the results of such Lien and suits and Judgment searches previously requested by the Purchasers and performed by a company specializing in such searches and (iv) the opinion of counsel to the Company in the form previously agreed upon by the Company and the Purchasers. The Company covenants and agrees with the Purchasers that it shall deliver to the Purchasers a long form certificate of existence and good standing (including tax good standing) as to each Company Party, dated as of a recent date, of the Secretary of State of the State of Colorado or the jurisdiction of incorporation of such Company Party.

     3.26  Restrictions.  Except as set forth in Section 3.26 of the
           ------------
Disclosure Schedule, none of the Company Parties is currently a party to or bound by any Contract, subject to any restriction of any nature under any of its charter or other organizational or constituent documents, subject to any Requirements of Law or subject to any Judgment which materially adversely affects or materially restricts or, so far as the Company can now reasonably foresee, may in the future have a Material Adverse Effect or materially restrict, the business, operations, properties, results of operations, prospects or condition (financial or otherwise) of such Company Party.

     3.27  Key Employees.  Except as set forth on the Disclosure Schedule,
           -------------
none of the officers or key employees of any Company Party, to the Company's knowledge, presently intends to terminate his or her employment by such Company Party.

     3.28  Suppliers; Customers.
           --------------------

     (a)  Suppliers.  The Disclosure Schedule sets forth the twenty (20) largest
          ---------
suppliers of the Company in terms of purchases as of December 31, 1999, showing the approximate value of such purchases from each supplier. None of such suppliers has notified any Company Party that it intends to terminate or change significantly its sale of products purchased by such party or any of the material terms thereof. To the knowledge of the Company Parties none of such suppliers is insolvent. Except as specifically set forth in the Disclosure Schedule, neither the Company nor any of the Company Parties has granted or agreed to grant any unusual credit, trade-in, free return, discount or other unusual sales terms in the acquisition of its inventory. The Company Parties have taken all necessary action to protect their rights under applicable warranties. There are no claims pending or threatened by any Company Party against any of their suppliers, other than those which would not result in a Material Adverse Effect.

     (b) Customers.  The Disclosure Schedule sets forth the twenty (20) largest
         ---------
customers of the Company and the other Company Parties in terms of aggregate sales as of December 31, 1999. None of such customers has any Company Party that it intends to terminate or change significantly its purchase of products or any of the material terms thereof. To the knowledge of the Company none of such customers is insolvent. Except as specifically set forth in the Disclosure Schedule neither the Company nor any of the Company Parties has granted or agreed to grant any unusual credit, trade-in, free return, discount or other unusual sales terms in its sales agreement. The Company and the Company Parties have taken all necessary action to protect their rights under applicable warranties. There are no claims pending or threatened by any customers against the any Company Party, other than those which would not result in a Material Adverse Effect.

     3.29  Other Agreements.  All representations and warranties of any
           ----------------
Company Party contained in any of the Transaction Documents other than this Agreement are accurate and complete in all material respects.

     3.30  Disclosure.  The representations and warranties contained in this
           ----------
Article III hereto do not contain any untrue statement of a material fact or
-----------
omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.
                              -----------



                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

     Each Purchaser, severally and not jointly, agrees with, and represents and warrants, to the Company as follows:

     4.1  Purchase for Investment.  The Securities being acquired on the date
          -----------------------
hereof by such Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Securities or any part thereof in any transaction which would be in violation of the Securities Act, without prejudice, however, to any right of such Purchaser to sell or otherwise dispose of all or any part of such Securities pursuant to a registration under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchasers' property being at all times within its control and discretion.

     4.2  Organization; Status As Accredited Investor.  Such Purchaser is a
          -------------------------------------------
limited partnership or limited liability company duly organized under the laws of its jurisdiction of organization and is an Accredited Investor.

     4.3  Power.  Such Purchaser has all requisite power and authority to
          -----
execute, deliver and perform its obligations under each of the Transaction Documents, and to consummate the respective Transactions contemplated hereby and thereby.

     4.4  Execution and Delivery; Authorization.  Each of the Transaction
          -------------------------------------
Documents has been duly and validly executed and delivered by such Purchaser. The execution, delivery and performance by such Purchaser of, and the consummation of the Transactions contemplated by, this Agreement and each of the other Transaction Documents have been duly and validly authorized by all necessary partnership action on the part of such Purchaser. Each of the Transaction Documents, when executed and delivered, will constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to the Remedies Exception.

     4.5  Broker's Fees.  Such Purchaser does not have any liability or
          -------------
obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions, with respect to which the Company will have any liability.

     4.6  Restricted Securities.  Such Purchaser understands that the
          ---------------------
Securities being acquired by it at the Closing have not been registered under the Securities Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Securities Act or other exemptions thereunder, and that such Securities are "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act.

     4.7  Information.
          -----------

               (i) Such Purchaser has had a reasonable opportunity to ask questions of and receive answers and documents from the Company concerning the Company, and such Purchaser has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risk involved in an investment in the Securities;

               (ii) Except as set forth in this Agreement and the other Transaction Documents, no representations or warranties have been made to such Purchaser by the Company or any agent, employee or affiliate of the Company relying upon any other information; and

               (iii) Such Purchaser understands that the Securities being acquired by it at the Closing are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Agreement in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

                                   ARTICLE V
                                   COVENANTS
                                   ---------

     5.1  Conduct of Business. (a) From the date hereof until the Closing Date,
          -------------------
except as set forth in the Disclosure Schedule hereto or as provided in Section 5.1(b) hereof, the Company shall conduct its business and shall cause its Subsidiaries to conduct their respective businesses in, and only in, the Ordinary Course of Business and shall use, and shall cause its Subsidiaries to use, their best efforts to preserve intact their respective present business organizations, operations, goodwill and relationships with third parties (including, without limitation, clients and providers) and to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, without the prior written consent of the Purchasers (except as expressly permitted or required by this Agreement):

           (i) the Company shall not, and shall cause each of its Subsidiaries not to, sell any of the assets of the Company or its Subsidiaries (or the securities of entities holding the same) to any Person, other than the Company or a Wholly-Owned Subsidiary of the Company, in one transaction or a Series of related transactions, in which the fair value of the assets being sold, or the total consideration (in the form of cash or property and including any contingent consideration and any Indebtedness or other obligations assumed) to be received by the Company and its Subsidiaries, exceeds $2,000,000;

           (ii) other than in the ordinary course of business consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, acquire any assets, in one transaction or Series of related transactions, in which the total consideration (in the form of cash or property and including any contingent consideration and any Indebtedness or other obligations assumed) to be paid by the Company and its Subsidiaries exceeds $2,000,000;

           (iii) the Company shall not, and shall cause each of its Subsidiaries not to take any of the actions or enter into any of the agreements, commitments or transactions described in
                     Section 3.10 hereof;

           (iv) the Company shall not, and shall cause each of its Subsidiaries not to, take any action that it knows or has reason to believe would cause a representation or warranty of the Company set forth herein to be untrue in any material respect if made at such time, or a covenant of the Company to fail to be satisfied as of the Closing Date;

           (v) the Company shall not take, consummate, approve or authorize any action or transaction that results or (with the passage of time or otherwise) would result in any adjustment not pursuant to Section 10 of the Series B Articles of Amendment or Article III of the Warrant Agreement;

           (vi) the Company shall not take, consummate, approve or authorize any action or transaction which would require the consent of the Majority Holders (as such term is defined in the Series B Articles of Amendment) after the issuance of the Series B Preferred Stock;

           (vii) the Company shall not, and shall cause each of its Subsidiaries not to, commit or agree to do any of the foregoing.

     5.2  Reasonable Best Efforts.  Each of the parties hereto agrees to use its
          -----------------------
reasonable best efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms of the Agreement. Without limiting the foregoing, the Purchasers and the Company will use their reasonable best efforts to make all filings with respect to (including filings under the HSR Act), and to obtain, all regulatory approvals necessary or, in the opinion of the Purchasers or the Company, advisable, in order to permit the consummation of the Transactions contemplated hereby.

     5.3  Access.  Prior to the Closing, the Company Parties shall grant to the
          ------
Purchasers, or cause to be granted to the Purchasers and their respective representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Company and each of the Company Parties.

     5.4  Publicity. Except as required by Law or by obligations pursuant to any
          ---------
listing agreement with or requirement of any national securities exchange or national quotation system on which the Common Stock is listed, admitted to trading or quoted, neither the Company (nor any of its Affiliates), nor any Purchaser (nor any of its Affiliates) shall, without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with or requirement of any relevant national exchange or national quotation system, the disclosing party shall consult with the other parties hereto, to the extent feasible, as to the content and timing of such public announcement or press release.

     5.5  Status of Dividends.  The Company agrees to treat the Series B
          -------------------
Preferred Stock as equity for all Tax purposes. The Company shall take no action (other than as required by Law) that would jeopardize the availability of the dividends received deduction under Section 243(a)(1) of the Code for the distributions on the Series B Preferred Stock that are paid out of current or accumulated earnings and profits, if any.

     5.6  Exclusivity.  (a)  The Company shall immediately cease and terminate
          -----------
any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, or any of its Subsidiaries with respect to any proposed, potential or contemplated Company Transaction.

     (b) From the date hereof until the earlier of (i) the Closing Date and (ii) the termination of this Agreement (the "Exclusivity Period"), the Company shall
                                        ------------------
not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their directors, officers or Representatives to, directly or indirectly, (A) solicit or initiate, or encourage the submission of, any offer, (B) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any offer that constitutes, or may reasonably be expected to lead to, any proposal or Company Transaction, other than a transaction with TPG, or (C) authorize, engage in, or enter into any agreement or understanding with respect to, any Company Transaction; provided that the
                                                           --------
Company may, in response to an unsolicited written proposal from a third party, engage in the activities specified in clause (B) and (C) of this Section 5.6(b), if (x) in the opinion of the Company's outside legal counsel, such action is required for the Board of Directors to comply with its fiduciary duties under Colorado law, (y) the Company shall have notified the Purchasers not later than 24 hours after having received the relevant proposal for a Company Transaction (which notice shall identify the Person making the proposal and set forth the material terms thereof) and (z) the Company shall have refrained from taking any action specified in clause (C) of this Section 5.6(b) until the third day following the receipt by the Purchasers of the notification referred to in clause (y) of this Section 5.6(b). The Company will keep the Purchasers fully informed of the status and details of any such proposal or request and any related discussions or negotiations. The Company will promptly notify the Purchasers of any proposal (which notice shall identify the Person making the proposal and set forth the material terms thereof) that the Company, any of its Subsidiaries or Affiliates or any of its or their directors, officers or representatives may receive during the Exclusivity Period.

     5.7  Notifications.   At all times prior to the Closing Date, the
          -------------
Purchasers shall promptly notify the Company and the Company shall promptly notify the Purchasers in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event which will or is reasonably likely to result in the failure to satisfy the conditions to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to
                 --------  -------
this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

     5.8.  Listing; Reservation.  (a)  So long as there are shares of Series B
           --------------------
Preferred Stock, Conversion Shares, Warrants or Warrant Shares outstanding, the Company shall use its reasonable best efforts to ensure that the Common Stock continues to be quoted on the Nasdaq Stock Market's National Market.

     (b) From and after the Closing, the Company shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of issuing Common Stock upon the exercise of Warrants, such number of shares of Common Stock free of preemptive rights as shall be sufficient to issue Common Stock upon the exercise of all outstanding Warrants.

                                  ARTICLE VI
                                INDEMNIFICATION
                                ---------------

     6.1  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect until the second anniversary of the Closing. To be effective, any claim for indemnification for a breach of a representation or warranty must be made prior to such second anniversary.

     6.2  Indemnification Provisions for Benefit of the Purchasers.  The
          --------------------------------------------------------
Company agrees to defend, protect, indemnify and hold harmless each Purchaser Indemnified Party against, from and for any and all Adverse Consequences of any kind or nature (including reasonable fees and disbursements of counsel and other costs reasonably incurred in connection with any action, suit or proceeding initiated by such Purchaser Indemnified Party in connection with securing, exercising, enjoying and enforcing such Purchaser Indemnified Party's rights, benefits and privileges or enforcing any Company Party's obligations and liabilities under any Transaction Document), whether direct, indirect or consequential, in any manner resulting from, arising out of, based upon or related or attributable to: (i) any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of any Company Party contained in this Agreement or any other Transaction Document; (ii) the invalidity or unenforceability, or alleged invalidity or unenforceability, of any provision of any Transaction Document;
(iii) any liability or obligation arising as a result of any Person claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of any Company Party in connection with any of the Transactions; or (iv) any claim by any holder or former holder of capital stock, equity interests or other securities, or any creditor, of any Company Party or any Affiliate of any Company Party or any other Person with whom any Company Party has contractual relationships relating to any claim against any Company Party or by reason of consummation of any of the Transactions; provided that
                                                               --------
unless and until a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to indemnification under clause (ii) above, each such Indemnified Party shall be reimbursed for all indemnified losses under clause (ii) above as they are incurred; provided, further, that if
                                                     --------  -------
a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to be indemnified for losses under clause (ii) above, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have reimbursed such Indemnified Party.

     6.3  Indemnification Provisions for Benefit of the Company.  In the event
          -----------------------------------------------------
that any Purchaser breaches any of its representations, warranties, and covenants contained herein, the Purchaser shall protect, defend, hold harmless and indemnify the Company against, from and for the entirety of any Adverse Consequences the Company may suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Company may suffer after the end of any applicable survival period) resulting from or caused by the breach, including all Adverse Consequences arising out of the enforcement of this Section 6.3.
     -----------

     6.4  Matters Involving Third Parties.
          -------------------------------

     (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article V, then the Indemnified Party shall promptly notify each
           ---------
Indemnifying Party thereof in writing; provided, however, that no delay on the
                                       -----------------
part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced; it being understood and agreed that the failure of the Indemnified Party to so notify the Indemnifying Party prior to settling a Third Party Claim (whether by paying a claim or executing a binding settlement agreement with respect thereto) or the entry of a judgment or issuance of an award with respect to a Third Party Claim shall constitute actual prejudice to the Indemnifying Party's ability to defend against such Third Party Claim.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party or Parties will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (it being understood by the Parties that the Indemnified Party may take such actions as are reasonable in connection with its defense until it receives such notice from the Indemnifying Party), and (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.4(b) above, (i) the Indemnified
                                     --------------
Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim (provided that the Indemnified Party will have the right to employ separate counsel to represent the Indemnified Party (the fees and expenses of which will be borne by the Indemnifying Party if, in the Indemnified Party's reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to such claim), (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not, without the prior written consent of the Indemnified Party (not to be withheld unreasonably), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in which any relief other than the payment of money damages is sought against any Indemnified Party, unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant, petitioner or plaintiff, as applicable, to such Indemnified Party of a release from all liability with respect to such Third Party Claim.

     (d)  In the event any of the conditions in Section 6.4(b) above is or
                                                --------------
becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VI.
                                             ----------

                                  ARTICLE VII
                                  TERMINATION
                                  -----------

     7.1  Termination of Agreement.  Subject to Section 7.2 hereof, this
          ------------------------
Agreement may be terminated by notice in writing at any time prior to the Closing by:

     (a) the Purchasers or the Company, if the Closing shall not have occurred on or before May 31, 2000; provided, however, that the right to terminate this
                           --------  -------
Agreement under this Section 7.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

     (b) the Purchasers or the Company, if any Governmental Entity of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Transaction Documents and such judgment, injunction, order, ruling, decree or other action becomes final and nonappealable; provided that the party seeking to terminate this Agreement
                   --------
pursuant to this clause (b) shall have used its best efforts to have such judgment, injunction, order, ruling or decree lifted, vacated or denied;

     (c) the Purchasers, if the Company shall have taken any action described in clause (B) or (C) of Section 5.6(b) hereof;

     (d) TPG, if any Person (other than TPG) acquires, or the Company accepts or recommends a fully financed offer made by any Person (other than TPG) to acquire, more than twenty-five percent (25%) of the Common Stock or otherwise to effect a Change in Control (as defined in Exhibit B); or
                                          ---------

     (e) the Purchasers or the Company, if the Purchasers and the Company so mutually agree in writing.

     7.2  Effect of Termination.  (a) If this Agreement is terminated in
          ---------------------
accordance with Section 7.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of this Section 7.2 and Articles VI and VIII hereof shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

     (b) If (i) this Agreement is terminated in accordance with Section 7.1(a) hereof and as of the date set forth in Section 7.1(a) hereof the conditions set forth in Section 2.2 hereof shall not have been satisfied, and (ii) a proposal is made to the Company or any of its Representatives with respect to a Company Transaction (whether or not the same Company Transaction as is ultimately consummated or as to which a written agreement, letter of intent, agreement in principle, memorandum of understanding or similar writing is ultimately entered into) prior to the Cut-Off Date (as defined below) or a proposal with respect to a Company Transaction is publicly announced by the Person contemplating such transaction or a Representative of such Person prior to the Cut-Off Date, the Company shall pay each Purchaser the Termination Fee pro rata in accordance with the shares of Series B Preferred Stock to be purchased by it hereunder on the date on which a Company Transaction is consummated. The term "Cut-Off Date"
                                                               ------------
shall mean the date of termination of this Agreement.

     (c) If this Agreement is terminated in accordance with Section 7.1(c) hereof, the Company shall pay each Purchaser the Termination Fee pro rata in accordance with the shares of Series B Preferred Stock to be purchased by it hereunder on the second Business Day following such termination.

                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

     8.1  No Third Party Beneficiaries.  Except as expressly provided in
          ----------------------------
Article V, nothing in this Agreement, expressed or implied, is intended to
---------
confer upon any Person other than the Parties or their respective successors and permitted assigns any rights, benefits, remedies, obligations or liabilities under or by reason of this Agreement.

     8.2  Entire Agreement.  This Agreement and the Transaction Documents
          ----------------
collectively constitute the entire agreement among the Parties with reference to the matters set forth herein and therein and supersede any prior understandings, negotiations, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

     8.3  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of
                       --------  -------
the rights, interests or obligations of such Party hereunder shall be assigned or delegated by such Party without the prior written consent of the other Parties, which consent may be withheld in the sole discretion of such Parties;

provided further, that a Purchaser shall be permitted to assign its rights
-------- -------
hereunder to an Affiliate thereof, it being understood that no such assignment shall relieve such Purchaser of its obligations hereunder.

     8.4  Counterparts.  This Agreement and each other Transaction Document
          ------------
may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement and the other Transaction Documents may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

     8.5  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:  Convergent Communications, Inc.
                    400 Inverness Drive South, Suite 400
                    Englewood, Colorado  80112
                    Attn:  General Counsel
                    Telephone:  (303) 749-3000
                    Telecopy:   (303) 749-3113

with a copy to:     Richard M. Russo, Esq.
                    Gibson, Dunn & Crutcher LLP
                    1801 California Street, Suite 4100
                    Denver, Colorado  80202
                    Telephone:  (303) 298-5715
                    Telecopy:   (303) 296-5310

If to TPG, to TPG at TPG's address supplied from time to time in writing to the Company, with a copy to:

                    Paul J. Shim, Esq.
                    Cleary, Gottlieb, Steen & Hamilton
                    One Liberty Plaza
                    New York, New York 10006
                    Telephone:  (212) 225-2930
                    Telecopy:   (212) 225-3999

If to Sandler Capital, to Sandler Capital at Sandler Capital's address supplied from time to time in writing to the Company.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile transmission, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     8.6  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     8.7  Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be effective hereunder unless contained in a writing signed by the Party sough to be charged with such waiver.

     8.8  Severability.  If any provision of this Agreement or any other
          ------------
Transaction Document or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided, that if any provision
                                           --------
hereof or thereof or the application of any such provisions shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail or decline to do so, the Parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any such provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other state, each provision with respect to each state being construed as several and independent.

     8.9  Fees and Expenses.  (a)  The Company shall be responsible for the
          -----------------
payment of all expenses incurred by the Company in connection with the Transaction Documents and the transactions contemplated thereby, regardless of whether such transactions are consummated, including, without limitation, all fees and expenses of the Company's legal counsel, all third-party consultants engaged by the Company to assist in such transactions, all fees and expenses incurred in connection with any filings to be made with any governmental agency. The Company also agrees to reimburse the Purchasers for all out-of-pocket expenses reasonably incurred by the Purchasers in connection with the Transaction Documents and the transactions contemplated thereby, regardless of whether or not the transactions are consummated, including, without limitation, all fees and expenses of the Purchasers' legal counsel, financial advisors, accountants, actuaries, and all third-party consultants engaged by the Purchasers to assist in such transactions (including, without limitation, McKinsey & Company) and all fees and expenses, including fees and expenses of legal counsel, incurred in connection with enforcing the provisions of, and collecting amounts payable pursuant to, this Agreement. Such reimbursements shall be due to the Purchasers at the Closing, or promptly following any earlier termination of this Agreement for any reason or, in the case of fees and expenses incurred thereafter, promptly upon demand therefor.

     (b) All amounts payable under this Agreement shall be paid in immediately available funds to an account or accounts designated by the recipient of such amounts.

     8.10  Accuracy of Information. The obligations of the Purchasers hereunder
           -----------------------
are subject to the accuracy, on and as of the date hereof, of the representations and warranties of the Company, and to the accuracy and completeness of the information provided by the Company to the Purchasers under the Transaction Documents.

     8.11  Specific Performance. The parties hereto specifically acknowledge
           --------------------
that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

     8.12  Purchaser Obligations Several, Not Joint.  The obligations of the
           ----------------------------------------
Purchasers under this Agreement are several and not joint.

     8.13  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
           ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof to the extent expressly referred to herein.

     8.14  Legends.  Each stock certificate or other instrument evidencing the
           -------
Series B Shares, the Warrants, any Conversion Stock or any Warrant Stock shall bear a legend in substantially the form described in Section 9.01 of the Investor Rights Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Securities Purchase Agreement as an instrument under seal on the date first above written.

                    CONVERGENT COMMUNICATIONS, INC.


                    By: /s/ John R. Evans
                       ------------------------------
                         Name: John R. Evans
                         Title: Chief Executive Officer


                    TPG CONVERGENT I, L.L.C.

                    By: /s/ Richard A. Ekleberry
                       ------------------------------
                         Name: Richard A. Ekleberry
                         Title: Vice President


                    SANDLER CAPITAL PARTNERS V, L.P.

                    By:  Sandler Investment Partners, L.P.,
                         General Partner

                    By:  Sandler Capital Management,
                         General Partner

                    By:  MJDM Corp., a General
                                     Partner

                    By:  /s/ Edward G. Grinacoff
                         ------------------------------

                         Edward G. Grinacoff
                         President

                    SANDLER CAPITAL PARTNERS IV, L.P.

                    By:  Sandler Investment Partners, L.P.,
                         General Partner

                    By:  Sandler Capital Management,
                         General Partner

                    By:   MJDM Corp., a General
                                      Partner

                    By: /s/ Edward G. Grinacoff
                       ------------------------------

                         Edward G. Grinacoff
                         President

                                   EXHIBIT A

                                                                Number of          Number of
                                            Number              Series A           Series B            Aggregate
Purchasers                                 of Shares            Warrants           Warrants          Purchase Price
----------                                 ---------            ---------          ---------         --------------
TPG Convergent I, L.L.C.                   150,000                600,000          1,000,000           $150,000,000
Sandler Capital Partners IV, L.P.           10,000                 40,000             66,667            $10,000,000
Sandler Capital Partners V, L.P.            15,000                 60,000            100,000            $15,000,000
                                           -------                -------          ---------           ------------
               Totals:                     175,000                700,000          1,166,667           $175,000,000